     As filed with the Securities and Exchange Commission on July 18, 1997
                                              Registration No. 333-
                                                                   -------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                                  ANESTA CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       DELAWARE                                       87-0424798
(State of Incorporation)                (I.R.S. Employer of Identification No.)


                              4745 WILEY POST WAY
                               PLAZA 6, SUITE 650
                         SALT LAKE CITY, UTAH    84116
                                 (801) 595-1405
--------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


                             1993 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)


                               WILLIAM C. MOELLER
                     CHIEF EXECUTIVE OFFICER AND TREASURER
                                  ANESTA CORP.
                              4745 WILEY POST WAY
                               PLAZA 6, SUITE 650
                         SALT LAKE CITY, UTAH    84116
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 -------------

                                   Copies to:
                           JAMES C.T. LINFIELD, ESQ.
                               COOLEY GODWARD LLP
                        2595 CANYON BOULEVARD, SUITE 250
                        BOULDER, COLORADO    80302-6737
                                 (303) 546-4000

                                 -------------

                        CALCULATION OF REGISTRATION FEE

                                                     PROPOSED MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
   TO BE REGISTERED            REGISTERED                SHARE (1)                PRICE (1)          REGISTRATION FEE
Stock Options and
Common Stock (par
value $.001)                     749,797              $16.75                   $11,788,188              $3,572


(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based on (a) the weighted average exercise price for shares subject to options and stock previously granted under the Registrant's 1993 Stock Option Plan, as amended and
         (b) the price per share and aggregate offering price based upon the closing price of Registrant's Common Stock on July 15, 1997 as reported on the Nasdaq National Market for options and shares to be granted under the 1993 Stock Option Plan, as amended. The following chart illustrates the calculation of the registration fee:

      TYPE OF SHARES           NUMBER OF SHARES        OFFERING PRICE PER SHARE          AGGREGATE OFFERING PRICE
Shares issuable pursuant
to options outstanding
under the 1993 Stock                211,789                   $13.11(a)                          $ 2,776,554
Option Plan, as amended

Shares issuable upon
exercise of options
available for grant under
the 1993 Stock Option               538,008                   $16.75(b)                          $ 9,011,634
Plan, as amended
Proposed Maximum                                                                                 $11,788,188
Aggregate Offering Price
                                                                                                   x .000303

Registration Fee                                                                                      $3,572


         (a)  Weighted average exercise price.
         (b) Nasdaq National Market closing price of the Registrant's Common Stock on July 15, 1997.


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.



                                       2.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 33-74650

         The following documents filed by Anesta Corp., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

         (a) The Registration Statement on Form S-8 No. 33-74650 filed on February 1, 1994;

         (b) The Company's latest annual report on Form 10-K for the fiscal year ended December 31, 1996;

         (c) A description of the Company's Common Stock, which is contained in the Form 8-A Registration Statement filed by the Company with the Commission which was declared effective on January 27, 1994; and

         (d) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                                    EXHIBITS

EXHIBIT
NUMBER
------
 5.1    Opinion of Cooley Godward LLP.
23.1    Consent of Coopers & Lybrand L.L.P.
23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1    Power of Attorney is contained on the signature pages.
99.5    Registrant's 1993 Stock Option Plan, as amended.








                                       3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 18, 1997.
                                        ANESTA CORP.


                                        By /s/ William C. Moeller
                                          --------------------------------------
                                          William C. Moeller
                                          Chief Executive Officer,
                                          Treasurer and Director


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William C. Moeller and Thomas B. King, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.






                                       4.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                 TITLE                                  DATE

       /s/  WILLIAM C. MOELLER                Chief Executive Officer, Treasurer            July 18, 1997
----------------------------------------       and Director (Principal Executive
            William C. Moeller                 Officer and Principal Financial
                                               Officer)


         /s/ THOMAS B. KING                   President and Chief Operating                 July 18, 1997
----------------------------------------       Officer and Director
             Thomas B. King


    /s/  THEODORE H. STANLEY, M.D.            Chairman of the Board and Secretary           July 18, 1997
----------------------------------------
         Theodore H. Stanley, M.D.


         /s/  ROGER P. EVANS                  Controller (Principal Accounting              July 18, 1997
----------------------------------------       Officer)
              Roger P. Evans


       /s/  EDWIN M. KANIA, JR.               Director                                      July 18, 1997
----------------------------------------
            Edwin M. Kania, Jr.


     /s/  DANIEL L. KISNER, M.D.              Director                                      July 18, 1997
----------------------------------------
          Daniel L. Kisner, M.D.


        /s/  RICHARD H. LEAZER                Director                                      July 18, 1997
----------------------------------------
             Richard H. Leazer


 /s/  EMANUEL M. PAPPER, M.D., Ph.D.          Director                                      July 18, 1997
----------------------------------------
      Emanuel M. Papper, M.D., Ph.D.


        /s/  RICHARD P. URFER                 Director                                      July 18, 1997
----------------------------------------
             Richard P. Urfer





                                       5.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                   DESCRIPTION                                   SEQUENTIAL PAGE NUMBER
 5.1        Opinion of Cooley LLP.
23.1        Consent of Coopers & Lybrand L.L.P.
23.2        Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
            Registration Statement.
24.1        Power of Attorney is contained on the signature pages.
99.5        Registrant's 1993 Stock Option Plan, as amended.






                                       6.